Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2023, in the Registration Statement (Form S-11) and related Prospectus of BGO Industrial Real Estate Income Trust, Inc.

/s/ Ernst & Young LLP

New York, New York

July 3, 2023